   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2001
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------
                            PRICE LEGACY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MARYLAND                                     33-0628740
    (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                    ---------------------------------------
                     17140 BERNARDO CENTER DRIVE, SUITE 300
                           SAN DIEGO, CALIFORNIA 92128
                                 (858) 675-9400
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)
                    ---------------------------------------
        PRICE ENTERPRISES, INC. 2001 STOCK OPTION AND INCENTIVE PLAN, AS
         AMENDED AND INDIVIDUAL OPTION AGREEMENTS GRANTED UNDER THE 1998
                  STOCK OPTION PLAN OF EXCEL LEGACY CORPORATION
                            (FULL TITLE OF THE PLANS)
                    ---------------------------------------

         GRAHAM R. BULLICK, Ph.D.                          COPY TO:
                PRESIDENT                            SCOTT N. WOLFE, ESQ.
         PRICE LEGACY CORPORATION                    CRAIG M. GARNER, ESQ.
  17140 BERNARDO CENTER DRIVE, SUITE 300               LATHAM & WATKINS
       SAN DIEGO, CALIFORNIA 92128             12636 HIGH BLUFF DRIVE, SUITE 300
              (858) 675-9400                      SAN DIEGO, CALIFORNIA 92130
                                                        (858) 523-5400

                    ---------------------------------------

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                    ---------------------------------------

-------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                                                 PROPOSED
                                                                  MAXIMUM      PROPOSED
                                                                 OFFERING      MAXIMUM
                                                 AMOUNT            PRICE      AGGREGATE     AMOUNT OF
            TITLE OF SECURITIES TO                TO BE             PER        OFFERING   REGISTRATION
                BE REGISTERED               REGISTERED(1)(2)    SHARE(2)(3)  PRICE(2)(3)   FEE (2)(3)
-------------------------------------------------------------------------------------------------------
Common stock, par value $0.0001 per share   5,379,686 shares       $6.75     $36,312,881      $9,079
-------------------------------------------------------------------------------------------------------

(1) Represents 5,000,000 shares authorized for issuance under the Price Enterprises, Inc. 2001 Stock Option and Incentive Plan, as amended (the "2001 Plan"), and 379,686 shares authorized for issuance upon the exercise of assumed individual option agreements granted under The 1998 Stock Option Plan of Excel Legacy Corporation (the "Assumed Options"). Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of Price Legacy's outstanding shares of common stock.

(2) Pursuant to Rule 457, Price Legacy prepaid registration fees for 379,686 shares registered hereunder with respect to the Assumed Options when it registered up to 45,438,261 shares of common stock pursuant to a Registration Statement on Form S-4 (File No. 333-61620) initially filed on May 25, 2001. Therefore, $641 is offset against the total currently due filing fee of $9,079.

(3) With respect to the remaining 5,000,000 shares registered hereunder that are authorized for issuance under the 2001 Plan, the fee is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low price of Price Legacy's common stock ($6.75), as reported on the Nasdaq National Market on September 17, 2001.

================================================================================

                                     PART I

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Price Legacy Corporation, a Maryland corporation previously known as Price Enterprises, Inc. ("Price Legacy"), are incorporated by reference into this Registration Statement:

         (a) Price Legacy's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A;

         (b) Price Legacy's Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2001, as amended by Amendment No. 1 on Form 10-Q/A;

         (c) Price Legacy's Quarterly Report on Form 10-Q for its quarterly period ended June 30, 2001;

         (d) Price Legacy's Current Report on Form 8-K filed with the Commission on March 23, 2001; and

         (e) the description of Price Legacy's common stock contained in Price Legacy's Registration Statement on Form S-4 (File No. 333-61620) filed with the Commission on May 25, 2001, as amended by Amendment No. 1 to Form S-4 filed June 19, 2001, Amendment No. 2 to Form S-4 filed July 6, 2001 and Amendment No. 3 to Form S-4 filed July 31, 2001, including any subsequent amendment or report filed for the purpose of amending such description.

         In addition, all documents filed by Price Legacy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Price Legacy's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

         Price Legacy's charter and bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of Price Legacy and at the request of Price Legacy, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of Price Legacy and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Price Legacy's charter and bylaws also permit Price Legacy to indemnify and advance expenses to any employee or agent of Price Legacy.

         Maryland law requires a corporation (unless its charter provides otherwise, which Price Legacy's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits on Page 6.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"),

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement,

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant, Price Legacy Corporation, a Maryland corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 18th day of September, 2001.

                                     PRICE LEGACY CORPORATION


                                     By: /s/  Graham R. Bullick
                                         ---------------------------------------
                                         Graham R. Bullick
                                         President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes and appoints Graham R. Bullick as attorney-in-fact and agent with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of September 18, 2001.

SIGNATURE                       TITLE
---------                       -----
/s/  JACK McGRORY               Chairman of the Board
-------------------------
Jack McGrory

/s/  GARY B. SABIN              Chief Executive Officer and Director (Principal
-------------------------       Executive Officer)
Gary B. Sabin

/s/  JAMES Y. NAKAGAWA          Chief Financial Officer (Principal Financial and
-------------------------       Accounting Officer)
James Y. Nakagawa

/s/  JAMES F. CAHILL            Director
-------------------------
James F. Cahill

/s/  MURRAY GALINSON            Director
-------------------------
Murray Galinson

/s/  RICHARD B. MUIR            Director
-------------------------
Richard B. Muir

/s/  KEENE WOLCOTT              Director
-------------------------
Keene Wolcott
                                Director
------------------------
Reuben S. Leibowitz

/s/  MELVIN L. KEATING          Director
-------------------------
Melvin L. Keating


                                INDEX TO EXHIBITS

EXHIBIT
-------
4.1*               Specimen stock certificate representing common stock of Price
                   Legacy Corporation

4.2** Price Enterprises, Inc. 2001 Stock Option and Incentive Plan, as amended

4.3***             The 1998 Stock Option Plan of Excel Legacy Corporation

5.1**              Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1**             Consent of Ernst & Young LLP, independent auditors

23.2** Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

24.1** Power of Attorney (included in the signature page to this Registration Statement)

------------

* Incorporated by reference to Current Report on Form 8-K of Price Legacy filed with the Commission on September 19, 2001.

**       Filed herewith.

*** Incorporated by reference to the Definitive Proxy Statement of Legacy filed with the Commission on April 28, 2000.